EMPLOYMENT AGREEMENT
                        BETWEEN BLUEGATE CORPORATION AND
                                  GREG J. MICEK

     This Employment Agreement (the "Agreement") is made effective as of the 15th day of February, 2005, by and between Bluegate Corporation, a Nevada corporation ("Bluegate"), and Greg J. Micek (the "Executive").

     WHEREAS, The Executive is willing to be employed by Bluegate from and after the effective date on the basis and terms and conditions set forth in this Agreement.

     THEREFORE, upon the mutual promises and covenants of the parties, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1.   EMPLOYMENT.

     Bluegate hereby employs the Executive, and the Executive hereby accepts such employment, for the period stated in section (3) below and upon the other terms and conditions hereto provided.

2.   POSITION AND DUTIES.

     During the Employment Period the Executive agrees to serve as Chief Financial Officer ("CFO") of Bluegate. In his capacity of CFO, the Executive will perform such duties and responsibilities for Bluegate as the Board of Directors of Bluegate may from time to time assign to him.

3.   TERM.

     By this Agreement, Bluegate employs the Executive, and (the Executive accepts employment with Bluegate, for a period consisting of two (2) years, commencing on the date of this Agreement.

4.   COMPENSATION.

     In consideration of such service, Bluegate agrees to pay the Executive as compensation an annual salary of $120,000.00, in accordance with Bluegate's regular payroll practices in effect from time to time.

     Stock  Options.  In  addition  to  the  compensation  set  forth above, the
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     Executive  shall  be entitled to receive options to purchase 350,000 shares of Bluegate shares of common stock, par value $.001 per share ("Option Shares"), at the per-share option price of $.50, granted pursuant to a Stock Option Agreement being entered into in connection herewith. This option shall become vested and exercisable with respect to 14,584


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     Option  Shares  immediately  upon the execution and delivery of the related
     Stock Option Agreement, and this option shall become vested and exercisable with respect to another 14,584 Option Shares every 30 days thereafter until this option become fully vested; provided, however, that if a suitable replacement for Executive's position is hired by Bluegate within the first year of this Agreement not because of any fault in Executive's performance hereunder, then (notwithstanding the above or anything else contained herein) 100% of the then unvested shares shall immediately become vested.

     The Option Shares to be issued pursuant to this Agreement shall be restricted securities with piggy back registration rights, and shall terminate and become null and void after the expiration of five (5) years from the date of grant.

     Bonus.  In  addition  to  the  compensation  set forth above, Executive and
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     Bluegate  agree  to  enter  into  good  faith  negotiations  with a view to reaching an agreement on the payment of one or more bonuses (the "Bonuses") in such amounts as are mutually agreed upon by Executive and Bluegatc, if major transactions (such as acquisitions and financings) agreed mutually upon by them shall be achieved. The Bonuses shall be payable at such time as is mutually agreed upon by Executive and Bluegate.

     5.   [INTENTIONALLY OMITTED]

6.   CONFIDENTIALITY.

     In the course of the performance of Executive's duties hereunder, Executive recognizes and acknowledges that Executive may have access to certain confidential and proprietary information of Bluegate or any of its affiliates. Without the prior written consent of Bluegate, Executive shall not disclose any such confidential or proprietary information to any person or firm, corporation, association, or other entity for any reason or purpose whatsoever, and shall not use such information, directly or indirectly, for Executive's own behalf or on behalf of any other party. Executive agrees and affirms that all such information is the sole property of Bluegate and that at the termination and/or expiration of this Agreement, at Bluegate's written request, Executive shall promptly return to Bluegate any and all such information so requested by Bluegate.

               The provisions of this Section shall not, however, prohibit Executive from disclosing to others or using any manner information that:

               (a) has been published or has become part of the public domain other than by acts, omissions or fault of Executive;

               (b) has been famished or made known to Executive by third parties (other than those acting directly or indirectly for or on behalf of Executive) as a matter of legal right without restriction on its use or disclosure;


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               (c)  was  in  the possession of Executive prior to obtaining such information from Bluegate in connection with the performance of this Agreement; or

               (d)  is  required  to  be  disclosed  by  law.

7.   INDEMNIFICATION.

     Bluegate shall to the full extent permitted by law or as set forth in the Articles of Incorporation and the Bylaws of Bluegate, indemnify, defend and hold harmless Executive from and against any and all claims, demands, liabilities, damages, loses and expenses (including reasonable attorney's fees, court costs and disbursements) arising out of the performance by him of his duties hereunder except in the case of his willful misconduct.

8.   TERMINATION.

     This Agreement and the employment relationship created hereby will terminate (i) upon the death of Executive under section 8(a); (ii) with cause under Section 8(b); or (iii) upon the voluntary termination of employment by Executive under Section 8(c).

          (a) Death. This Agreement will terminate on the Death of the Executive.

          (b) With Cause. Bluegate may terminate this Agreement at any time because of (i) the determination by the Board of Directors in the exercise of its reasonable judgment that Executive has committed an act or acts constituting a felony or other crime involving moral turpitude, dishonesty or theft or fraud; or (ii) Executive's willful misconduct in the performance of his duties hereunder, provided, in each case, however, that Bluegate shall not terminate this Agreement pursuant to this Section unless Bluegate shall first have delivered to the Executive, a notice which specifically identifies such breach or misconduct and the executive shall not have cured the same within fifteen (15) days after receipt of such notice.

          (c) Voluntary Termination. The Executive may terminate his employment voluntarily.

     Obligations of Bluegate Upon Termination. In the event of the termination of Executive's employment pursuant to Section 8 (a), (b) or (c), Executive will be entitled only to the compensation earned by him hereunder as of the date of such termination (plus any life insurance benefits, if any).

9.   WAIVER OF BREACH.

     The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach by any party.

10.  ARBITRATION.


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     If  a  dispute should arise regarding this Agreement the parties agree that all claims, disputes, controversies, differences or other matters in question arising out of this relationship shall be settled finally, completely and conclusively by arbitration in Houston, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"). The governing law of this Agreement shall be the substantive law of the State of Texas, without giving effect to conflict of laws. A decision of the arbitrator shall be final, conclusive and binding on Bluegate and Executive.

11.  COVENANT NOT TO COMPETE.

     So long as the Executive is employed by Bluegate and for a period of eighteen (18) months after either (i) the voluntary termination of employment by Executive or (ii) the termination of the Executive by Bluegate for cause, as set forth in Section 8(b) hereof, the Executive specifically agrees that he will not, for himself, on behalf of, or in conjunction with any person, firm, corporation or entity, other than Bluegate (either as principal, employee, shareholder, member, director, partner, consultant, owner, or part-owner of any corporation, partnership or any type of business entity) anywhere in my county in which Bluegate is doing business at the time of termination, directly or indirectly, own, mange, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation, or control of any business similar to the type of business conducted by Bluegate at the time of termination of the Executive's employment.

     Executive's  Acknowledgment  and  Agreement. The Executive acknowledges and
     -------------------------------------------
     agrees  that:

          (1) Due to the nature of Bluegate's business, the foregoing covenants place no greater restraint upon the Executive than is reasonably necessary to protect the business and goodwill of Bluegate;

          (2) These covenants protect a legitimate interest of Bluegate and do not serve solely to limit Bluegate's future competition;

          (3) This Agreement is not an invalid or unreasonable restraint of trade;

          (4) A breach of these covenants by the Executive would cause irreparable damage to Bluegate;

          (5) These covenants will not preclude the Executive from becoming gainfully employed following termination of employment with Bluegate;

          (6) These covenants are reasonable in scope and are reasonably necessary to protect Bluegate's business and goodwill and valuable and extensive trade which Bluegate has established through its own expense and effort;


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          (7)  The  signing  of  this Agreement is necessary for the Executive's employment; and

          (8) He has carefully read and considered all provisions of this Agreement and that all of the restrictions set forth are fair and reasonable and are reasonably required for the protection of the interests of Bluegate.

     Remedies,  Injunctions.  In  the  event  of  the  Executive's  actual  or
     ----------------------
     threatened breach of any provisions of this Agreement, the Executive agrees that Bluegate shall be entitled to a temporary restraining order, preliminary injunction and/or permanent injunction restraining and enjoining the Executive from violating the provisions herein. Nothing in this Agreement shall be construed to prohibit Bluegate from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from the Executive. The Executive further agrees that for the purpose of any such injunction proceeding, it shall be presumed that Bluegate's legal remedies would be inadequate and that Bluegate would suffer irreparable harm as a result of the Executive's violation of the provisions of this Agreement. In any proceeding brought by Bluegate to enforce the provisions of this Agreement, no other matter relating to the terms of any claim or cause of action of the Executive against Bluegate will be defense thereto. The foregoing remedy provisions are subject to the provisions of Sec.15.15 of the Texas Business and Commerce Code, as amended (the "Code"), which Code provisions shall control in the event of any conflict between the provisions hereof, and the Code or any other law in effect relevant and applicable hereto.

12.  Benefits Insurance.

          (a)  Medical,  Dental  and  Vision  Benefits.  During  this Agreement,
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     Executive  and  his  dependents  will  be  entitled  to  receive such group medical, dental and vision benefits as Bluegate may provide to its other executives, provided such coverage is reasonably available, or be reimbursed if Executive is carrying his own similar insurance.

          (b) Benefit Plan. The Executive will be entitled to participate in any
              ------------
     benefit plan or program of Bluegate that may currently be in place or implemented in the future.

          (c)  Other  Benefits.  During  the Term, Executive will be entitled to
               ---------------
     receive, in addition to and not in lieu of base salary, bonus or other compensation, such other benefits and normal perquisites as Bluegate currently provides or such additional benefits as Bluegate may provide for its executive officers in the future.

13.  Vacation and Sick Leave.

          (a)  Vacation  Pay.  The  Executive  shall  be  entitled  to an annual
               -------------
     vacation leave of four (4) weeks at full pay. Executive is specifically permitted to work from home or


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     other remote location in his discretion, which time shall not be considered as  vacation  leave.

          (b) Sick Pay. The Executive shall be entitled to sick leave as needed.
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14.  REIMBURSEMENT OF EXPENSES.

     Upon submission of a detailed statement and reasonable documentation, Bluegate will reimburse Executive in the same manner as other executive officers for all reasonable and necessary or appropriate out-of-pocket travel and other expenses incurred by Executive in rendering services required under this Agreement.

15.  WITHHOLDING OF TAXES.

     Bluegate may withhold from any payments under this Agreement all applicable taxes, as shall be required pursuant to any law or governmental regulation or ruling.

16.  ENTIRE UNDERSTANDING.

     This Agreement sets forth the entire understanding between the parties with respect to the subject matter hereof and cancels and supersedes all prior oral and written agreements between the parties with respect to the subject matter hereof.

17.  SEVERABILITY.

     If for any reason any provision of this Agreement shall be held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid.

18.  GOVERNING LAW.

     This Agreement has been executed and delivered in the State of Texas and its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws thereof applicable to contracts executed and to be wholly performed in Texas.

19.  NOTICES.

     All notices shall be in writing and shall have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested to the following address or to such other address as either party may designate by like notice:

     If to Executive:

     GREG J. MICEK
     P.O. BOX 130492
     HOUSTON, TEXAS  77219


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     If to Bluegate:

     Bluegate Corporation
     Attn: Manfred Sternberg, Chief Executive Officer
     701 N. Post Oak Road, Suite 630
     Houston, Texas 77024

     Bluegate has caused this Agreement to be executed by its officer and the Executive has signed this Agreement.

20.  SUCCESSORS, BINDING AGREEMENT.

     This Agreement is binding upon Bluegate's successors. Bluegate will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of Bluegate to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Bluegate would be required to perform it as if no such succession had taken place. Failure of Bluegate to obtain such assumption and agreement prior to the effectiveness of any such succession shall constitute a breach of this Agreement.

     This Agreement shall inure to the benefit of both Bluegate and its successors and assigns and the Executive and his personal or legal representatives, executors, administrators, heirs, distributes, successors and assigns

Bluegate:                                         Executive:



/s/ Manfred Sternberg                             /s/ Greg Micek
------------------------------                    ------------------------------
MANFRED STERNBERG,                                GREG J. MICEK
CHIEF EXECUTIVE OFFICER


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